Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2004 relating to the financial statements of Venturi Partners, Inc., which appears in the COMSYS IT Partners, Inc. Definitive Proxy Statement on Schedule 14A, filed on September 7, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Charlotte, North Carolina

July 18, 2005